EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-00572 on Form N-1A of our report dated September 18, 2020, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Municipals Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended July 31, 2020, and to the references to us under the heading “Financial Highlights” in the Prospectus and “Other Service Providers” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

November 24, 2020

Schedule A

Eaton Vance Municipals Trust

Report Date	Fund Name

September 18, 2020	Eaton Vance Arizona Municipal Income Fund
September 18, 2020	Eaton Vance Connecticut Municipal Income Fund
September 18, 2020	Eaton Vance Minnesota Municipal Income Fund
September 18, 2020	Eaton Vance New Jersey Municipal Income Fund
September 18, 2020	Eaton Vance Pennsylvania Municipal Income Fund
September 18, 2020	Eaton Vance Municipal Opportunities Fund